                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HILTON HOTELS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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Notes:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                     [LOGO]

                               WORLD HEADQUARTERS
                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

    The 1999 annual meeting of stockholders of Hilton Hotels Corporation will be held at the Hilton Beverly Hills, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on Wednesday, May 12, 1999, at 10:00 a.m., for the following purposes:

    (1) To elect four directors to the Board of Directors;

    (2) To ratify the appointment of Arthur Andersen LLP to serve as auditors for Hilton for 1999; and

    (3) To transact any other business which may properly come before the meeting.

    Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be at the annual meeting, you are urged to return your proxy by one of the following methods:

    - Complete, sign and date the enclosed proxy card and return it as promptly as possible in the envelope provided, or

    - Use the toll-free telephone number as described on the enclosed proxy card.

    Only stockholders of record at the close of business on March 15, 1999 are entitled to notice of and to vote at the meeting, or any adjournments of the meeting. A complete list of such stockholders will be available for examination at our offices in Beverly Hills, California, during normal business hours by any stockholder for any purpose germane to the annual meeting, for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]THOMAS E. GALLAGHER,

                                          EXECUTIVE VICE PRESIDENT, GENERAL
                                          COUNSEL
                                          AND SECRETARY

Beverly Hills, California
April 1, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING..................................................           1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS.....................................           3

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................           4

PROPOSAL 1--ELECTION OF DIRECTORS..........................................................................           4
    Nomination Process.....................................................................................           4
    Nominees and Continuing Directors......................................................................           5
    Information Concerning the Board of Directors and Certain Committees Thereof...........................           7
      Audit Committee......................................................................................           7
      Personnel and Compensation Committee.................................................................           8
      Nominating Committee.................................................................................           8
      Compliance Committee.................................................................................           8
      Diversity Committee..................................................................................           9
      1998 Meetings........................................................................................           9
      Board Fees...........................................................................................           9
      Independent Director Stock Option Plan...............................................................           9
      Directors' Retirement Benefit Plan...................................................................          10

CERTAIN RELATIONSHIPS AND INTERESTS IN CERTAIN TRANSACTIONS................................................          10

EXECUTIVE COMPENSATION.....................................................................................          11
    Summary Compensation Table.............................................................................          11
    Option Grants in Last Fiscal Year......................................................................          12
    Option Exercises and Values for 1998...................................................................          12
    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values......................          13

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION......................................          13
    Base Salary............................................................................................          14
    Annual Bonus Plan......................................................................................          14
    Long Term Incentive Program............................................................................          15
    Chief Executive Officer Compensation...................................................................          15
    Arthur M. Goldberg Compensation........................................................................          16
    Committee Policy Regarding Compliance with Section 162(m) of the
      Internal Revenue Code................................................................................          17

STOCKHOLDER RETURN PERFORMANCE GRAPH.......................................................................          18
    Comparison of Five Year Cumulative Total Return Among the Company, S&P 500 Index and Peer Group........          18

RETIREMENT PLANS...........................................................................................          19
    Benefits Under Retirement Plans........................................................................          19
    Other Benefit Plans....................................................................................          19

CHANGE OF CONTROL AGREEMENTS...............................................................................          19
    General................................................................................................          19
    Summary of Provisions..................................................................................          20
    Definition of Change of Control........................................................................          20
    Tax Payments...........................................................................................          20
    Confidentiality........................................................................................          21

LEGAL PROCEEDINGS..........................................................................................          21

PROPOSAL 2--RATIFICATION OF SELECTION OF AUDITORS..........................................................          21

2000 ANNUAL MEETING OF STOCKHOLDERS........................................................................          22

PROXY SOLICITATION.........................................................................................          22

                           HILTON HOTELS CORPORATION
                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

                                PROXY STATEMENT
           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY DID I RECEIVE THIS PROXY STATEMENT?

    We sent you this proxy statement and the enclosed proxy card because Hilton's Board of Directors is soliciting your proxy to be used at the annual meeting of stockholders on May 12, 1999, at 10:00 a.m. (P.S.T.), at the Hilton Beverly Hills, 9876 Wilshire Boulevard, Beverly Hills, California 90210, or at any adjournment of the meeting. This proxy statement summarizes the information you need to know to vote on an informed basis. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about April 1, 1999.

WHO CAN VOTE?

    You are entitled to vote if you owned Hilton common stock on the record date, which is the close of business on March 15, 1999. Each share of Hilton common stock that you own entitles you to one vote.

HOW MANY SHARES OF VOTING STOCK ARE OUTSTANDING?

    On the record date, there were 261,069,367 shares of Hilton common stock outstanding. Hilton common stock is our only class of voting stock.

WHAT AM I VOTING ON?

1.  The election of four nominees to serve on our Board of Directors:

    - Stephen F. Bollenbach

    - Dieter H. Huckestein

    - Benjamin V. Lambert

    - John L. Notter

2.  The ratification of Arthur Andersen LLP as our auditors for 1999.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    The Board of Directors recommends a vote FOR each of the Board's nominees and FOR the appointment of Arthur Andersen LLP as our independent auditors for 1999.

HOW DO I VOTE?

    To vote by proxy you should either:

    - Complete, sign and date the enclosed proxy card and return it promptly in the prepaid envelope provided, or

    - Call the toll-free number on the proxy card and follow the telephonic procedures for delivering your proxy.

    To vote in person, you may attend the meeting and cast your vote in person.

MAY I REVOKE MY PROXY?

    You may revoke your proxy at any time before it is voted in either of the following ways:

    - You may submit another proxy card with a later date or another telephonic proxy at a later date, or

    - You may notify Hilton's Secretary in writing before your proxy is voted that you have revoked your proxy.

IF I PLAN TO ATTEND THE MEETING, SHOULD I STILL VOTE BY PROXY?

    Whether you plan to attend the meeting or not, we urge you to vote by proxy. Returning the proxy card or submitting your proxy through the telephonic voting procedure will not affect your right to attend the meeting, and your proxy will not be used if you are personally present at the meeting and inform the Secretary in writing prior to the voting that you wish to vote your shares in person.

HOW WILL MY PROXY GET VOTED?

    If you properly fill in your proxy card and send it to us or properly deliver your proxy by telephone, your proxy holder (one of the individuals named on your proxy card) will vote your shares as you have directed. Under the rules of the New York Stock Exchange, if your broker is a member of the exchange and holds your shares in its name, the broker may vote your shares on both Proposal 1 and Proposal 2 if it does not receive instructions from you. If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors as follows:

    - "FOR" the election of all nominees for director, and

    - "FOR" ratification of the selection of independent auditors for 1999.

WHAT CONSTITUTES A QUORUM?

    A quorum is a majority of the outstanding shares entitled to vote which are present or represented by proxy at the meeting. There must be a quorum for the transaction of business at the meeting. If you submit a properly executed proxy card or a telephonic proxy, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

WHAT VOTE IS REQUIRED TO APPROVE PROPOSALS?

    Directors are elected by a plurality of the shares voting at the meeting. If you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome.

    The affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the selection of independent auditors and for any other action. Abstentions and "broker non-votes" will have the same effect as a vote "against" this proposal.

HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

    Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your returned proxy gives authority to proxy holders to vote on these matters in their discretion.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

    The following table sets forth the names and addresses of all persons who beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of common stock on March 15, 1999. The following table also sets forth, as of March 15, 1999, the beneficial ownership of the Company's common stock by:

    - each director and nominee,

    - the chief executive officer and the four other most highly compensated executive officers (the "Named Officers"), and

    - all directors and executive officers of the Company as a group.

                                                                                                                APPROXIMATE
                                                                                                                PERCENT
                                                                                                                   OF
                                                                                                                 COMMON
NAME AND ADDRESS OF OWNER                                                              COMMON STOCK              STOCK
-----------------------------------------------------------------------------------  -----------------          --------
Barron Hilton......................................................................   22,933,230(1)                 8.8
  9336 Civic Center Drive
  Beverly Hills, California 90210
Conrad N. Hilton Fund..............................................................   16,498,736(1)                 6.3
  100 West Liberty Street
  Reno, Nevada 89501
Southeastern Asset Management, Inc.................................................   25,986,900(2)                10.0
  6410 Poplar Ave., Suite 900
  Memphis, Tennessee 38119
Stephen F. Bollenbach..............................................................    4,540,000(3)                 1.7
A. Steven Crown....................................................................    3,673,500(3)(4)              1.4
Peter M. George....................................................................      --                       --
Arthur M. Goldberg.................................................................    2,304,738(5)                *
Dieter H. Huckestein...............................................................      241,964(3)                *
Robert L. Johnson..................................................................        4,000(3)                *
Donald R. Knab.....................................................................       12,000(3)                *
Benjamin V. Lambert................................................................      205,000(3)(6)             *
John L. Notter.....................................................................        2,000(7)                *
Judy L. Shelton....................................................................       20,000(8)                *
Donna F. Tuttle....................................................................       17,367(3)(9)             *
Sam D. Young, Jr. .................................................................       34,000(3)                *
Thomas E. Gallagher................................................................      141,337(3)                *
Matthew J. Hart....................................................................      197,664(3)                *
All Directors and Executive Officers as a Group (15 persons).......................   34,326,800(10)               12.9

------------------------

*   The common stock owned does not exceed 1% of the outstanding shares.

(1) Barron Hilton is one of the 11 directors of the Conrad N. Hilton Fund (the "Fund"). He disclaims beneficial ownership of the 16,498,736 shares owned by the Fund.

(2) The amount of common stock owned by Southeastern Asset Management, Inc. is based upon their filing of a Schedule 13G with the Securities and Exchange Commission on February 5, 1999. According to this Schedule 13G, all of the reported shares of common stock are owned by investment advisory clients of Southeastern.

(3) Includes options to acquire 4,500,000, 4,000, 192,400, 4,000, 4,000, 4,000,
    4,000, 4,000, 140,650 and 191,525 shares of common stock, exercisable within 60 days, held by Messrs. Bollenbach, Crown, Huckestein, Johnson, Knab, Lambert, and Ms. Tuttle, and Messrs. Young, Gallagher and Hart, respectively.

(4) Mr. Crown is a partner of The Crown Fund, which owns 239,888 shares of common stock. The Arie and Ida Crown Memorial, of which Mr. Crown is a director, owns 894,272 shares of common stock. Pines Trailer Limited Partnership, of which a corporation of which Mr. Crown is a director, officer and shareholder and a partnership of which Mr. Crown is a partner, are partners, owns 600,000 shares of common stock. Areljay, L.P., of which a corporation of which Mr. Crown is a director, officer and shareholder and a trust of which Mr. Crown is a beneficiary, are partners, owns 1,935,340 shares of common stock. Mr. Crown disclaims beneficial ownership of the shares held by The Crown Fund, Arie and Ida Crown Memorial, Pines Trailer Limited Partnership and Areljay, L.P., except to the extent of his beneficial interest therein.

(5) On December 31, 1998, Mr. Goldberg converted all of his options to acquire the Company's common stock into options to acquire common stock of Park Place Entertainment Corporation. This option conversion occurred simultaneously with the spin-off of the Company's gaming operations on such date, which was accomplished through the distribution to the Company's stockholders of the shares of Park Place common stock. See "Personnel and Compensation Committee Report on Executive Compensation--Arthur M. Goldberg Compensation."

(6) Includes 1,000 shares owned directly by Mr. Lambert's spouse.

(7) Consists of 2,000 shares owned by Swiss American Investment Corp., which is wholly owned by Mr. Notter.

(8) Consists of 20,000 shares owned jointly by Dr. Shelton and her spouse.

(9) Includes 784 shares owned in trust for Ms. Tuttle's children.

(10) Includes 5,048,575 shares issuable upon exercise of employee stock options granted to executive officers and directors, exercisable within 60 days, but excludes the shares owned by the Fund (see note 1 above).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's reporting officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company's review of the reports filed with the SEC and written representations from reporting persons, the Company believes that all of its reporting officers, directors and greater than 10% beneficial owners filed the reports on time in 1998.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINATION PROCESS

    The By-Laws of the Company provide for the election of twelve directors to constitute the Board of Directors. The Board has been divided into three classes of directors. One class is elected at each annual meeting to serve a term of three years.

    At the meeting, the terms of four directors are expiring. Those directors nominated for election at the meeting will hold office for a three year term expiring in 2002. Other directors are not up for election this year and will continue in office for the remainder of their terms as set forth in the table below. Mr. Donald R. Knab is retiring from the Board effective May 12, 1999. Mr. John L. Notter has been nominated for election at the meeting to fill this seat on the Board.

    Nominations for directors are made by the Board of Directors (based on recommendations made by the Nominating Committee) not less than 30 days prior to the date of the meeting at which directors are scheduled to be elected.

    Notice of proposed stockholder nominations for election of directors must be given to the Nominating Committee not less than 60 days prior to the meeting at which directors are to be elected. This notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.

    In the event that a designated nominee is unable or unwilling to stand for election at the meeting, proxy holders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

    The Board of Directors has nominated, and it is the intention of the persons named in the enclosed proxy to vote for the election of, the four nominees named below. Each of the four nominees has consented to serve as a director if elected, and all of these nominees have previously been elected by the Company's stockholders except Mr. Notter.

NOMINEES AND CONTINUING DIRECTORS

    The table below sets forth information with respect to the persons nominated for election to the Board and the continuing directors. Unless otherwise indicated in the table, each such person has engaged in his or her principal occupation since at least January 1994. The principal occupations of nominees and continuing directors include employment with the Company or its subsidiaries and affiliates only when indicated in the following table. None of the nominees or continuing directors are related to each other or to any of the Company's executive officers.

                                                                                                              YEAR SERVICE
                                                                                        TERM TO EXPIRE AT   COMMENCED OR WILL
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                            AGE       ANNUAL MEETING IN       COMMENCE
------------------------------------------------------------------------      ---      -------------------  -----------------
NOMINEES:
Stephen F. Bollenbach...................................................          56             2002                1996
  President and Chief Executive Officer of Host Marriott Corporation
  until April 1995, Senior Executive Vice President and Chief Financial
  Officer of The Walt Disney Co. until February 1996 and, thereafter,
  President and Chief Executive Officer of Hilton Hotels Corporation.
  Mr. Bollenbach has also served as Chairman of the Board of Park Place
  Entertainment Corporation since January 1999. He is a director of
  Kmart Corporation, Ladbroke Group PLC, Park Place Entertainment
  Corporation, Spring Group PLC and Time Warner, Inc.(1)

Dieter H. Huckestein....................................................          55             2002                1995
  Senior Vice President--Hawaii/California/Arizona Region of Hilton
  Hotels Corporation until May 1994 and, thereafter, Executive Vice
  President of Hilton Hotels Corporation and President--Hotel
  Operations. Mr. Huckestein is a citizen of Germany.

                                                                                                              YEAR SERVICE
                                                                                        TERM TO EXPIRE AT   COMMENCED OR WILL
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                            AGE       ANNUAL MEETING IN       COMMENCE
------------------------------------------------------------------------      ---      -------------------  -----------------
Benjamin V. Lambert.....................................................          60             2002                1976
  Chairman and Chief Executive Officer of Eastdil Realty Company,
  L.L.C., real estate investment bankers.

John L. Notter..........................................................          64             2002                1999
  Chairman of the Board of Swiss American Investment Corp., an
  investment firm, since 1995, and Chairman of the Board of Westlake
  Properties, a hotel and real estate development company. He formerly served as Chairman of the Board of Princess Hotels and as a director of Credit Suisse First Boston.

CONTINUING DIRECTORS:
A. Steven Crown.........................................................          47             2001                1992
  General Partner of Henry Crown and Company, a holding company which includes diversified manufacturing operations, marine operations and real estate ventures. He is a director of Park Place Entertainment
  Corporation.

Peter M. George.........................................................          55             2000                1997
  Vice Chairman and Group Chief Executive of Ladbroke Group PLC. He is a
  director of U.S. Airways. Mr. George is a citizen of the United
  Kingdom.(1)

Arthur M. Goldberg......................................................          57             2001                1996
  Chairman and Chief Executive Officer of Bally Entertainment
  Corporation until December 1996, Executive Vice President of Hilton
  Hotels Corporation and President--Gaming Operations until December
  1998 and, thereafter, President and Chief Executive Officer of Park
  Place Entertainment Corporation. He is a director of Bally Total
  Fitness Holding Corporation, DiGiorgio Corporation, First Union
  Corporation and Park Place Entertainment Corporation.

Barron Hilton...........................................................          71             2000                1965
  Chairman of the Board and Chief Executive Officer of Hilton Hotels
  Corporation until February 1996 and, thereafter, Chairman of the Board of Hilton Hotels Corporation. He is a director of Park Place
  Entertainment Corporation.

Robert L. Johnson.......................................................          52             2000                1994
  Chairman, President and Chief Executive Officer of BET Holdings, Inc.,
  a diversified media holding company which owns Black Entertainment
  Television, until March 1996 and, thereafter, Chairman and Chief
  Executive Officer of BET Holdings, Inc. Mr. Johnson is also Chairman and President of District Cablevision, Inc., a cable operator in the
  District of Columbia. He is a director of U.S. Airways.

                                                                                                              YEAR SERVICE
                                                                                        TERM TO EXPIRE AT   COMMENCED OR WILL
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                            AGE       ANNUAL MEETING IN       COMMENCE
------------------------------------------------------------------------      ---      -------------------  -----------------
Dr. Judy L. Shelton.....................................................          44             2001                1999
  Economist, specializing in international money, finance and trade issues. Senior Research Fellow at the Hoover Institution at Stanford
  University until 1995, staff economist for the National Commission on
  Economic Growth and Tax Reform in 1995 and 1996 and, thereafter, professor of international finance at the DUXX Escuela de Graduados en
  Liderazgo Empresarial, a graduate business school in Monterrey,
  Mexico.

Donna F. Tuttle.........................................................          51             2001                1992
  President of Donna F. Tuttle, Inc., a travel and tourism consulting and public relations firm until 1995, and President of Korn Tuttle
  Capital Group, a financial consulting and investments firm. She is a director of Everen Securities, Inc. and Phoenix Investment Partners,
  Ltd., a financial services firm.

Sam D. Young, Jr........................................................          69             2000                1975
  Chairman of Trans West Enterprises, Inc., an investment company. He is a director of Texas Commerce Bank--El Paso.

------------------------

(1) The Company has entered into agreements with Ladbroke Group PLC, whose wholly owned subsidiary, Hilton International Co. owns the rights to the Hilton name outside the United States. The agreements provide for, among other things, reunification of the Hilton brand worldwide through a strategic alliance between the companies. Pursuant to the alliance, Mr. Bollenbach is a member of Ladbroke's Board of Directors and Mr. George is a member of the Company's Board of Directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND
  CERTAIN COMMITTEES THEREOF

    Among the Committees created by the Board of Directors are the Audit Committee, Personnel and Compensation Committee, Nominating Committee, Compliance Committee and Diversity Committee. A brief description of each of these Committees follows:

    AUDIT COMMITTEE

    The members of the Audit Committee are A. Steven Crown, Peter M. George, Robert L. Johnson, Donald R. Knab (Chair), Benjamin V. Lambert, Donna F. Tuttle and Sam D. Young, Jr. The functions of the Audit Committee include the following:

    - reviewing the independence of the independent auditors;

    - making recommendations to the Board of Directors regarding engaging and discharging independent auditors;

    - reviewing with the independent auditors the plan and results of auditing engagements;

    - reviewing significant nonaudit services provided by independent auditors;

    - considering the range of audit and nonaudit fees;

    - reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls; and

    - directing and supervising special investigations.

    PERSONNEL AND COMPENSATION COMMITTEE

    The members of the Personnel and Compensation Committee are A. Steven Crown, Peter M. George, Robert L. Johnson (Chair), Donald R. Knab, Donna F. Tuttle and Sam D. Young, Jr. The Personnel and Compensation Committee reviews and establishes the general employment and compensation practices and policies of the Company and approves procedures for the administration thereof, including such matters as salary and fringe benefit programs.

    The Board of Directors has also created Stock Option Committees, the memberships of which are identical to that of the Personnel and Compensation Committee, which administer the Company's 1984 Stock Option and Stock Appreciation Rights Plan, 1990 Stock Option and Stock Appreciation Rights Plan, 1996 Stock Incentive Plan and 1996 Chief Executive Stock Incentive Plan (collectively, the "Stock Option Plans"). The Stock Option Committees recommend to the Board of Directors the granting of options under the respective Stock Option Plans. See "Executive Compensation" below.

    NOMINATING COMMITTEE

    The members of the Nominating Committee are Stephen F. Bollenbach, Peter M. George, Barron Hilton, Donald R. Knab, Benjamin V. Lambert and Donna F. Tuttle (Chair). The functions of the Nominating Committee include the following:

    - recommending nominees to the Board of Directors to fill vacancies on the Board;

    - reviewing on a continuing basis, and at least once a year, the structure of the Board to assure its continuity and to assure that the proper skills and experience are represented on the Board; and

    - reviewing any potential conflicts of Board members whenever a prospective Board member is being considered for election to the Board.

See "Election of Directors--Nomination Process" for a description of the process for submitting nominations for the election of directors to the Nominating Committee.

    COMPLIANCE COMMITTEE

    The members of the Compliance Committee are A. Steven Crown (Chair), Robert
L. Johnson, Donald R. Knab, Benjamin V. Lambert, Thomas E. Gallagher and Matthew
J. Hart. The functions of the Compliance Committee include the following:

    - supervising the Company's efforts to assure that its business and operations are conducted in compliance with the highest standards applicable to it as a matter of legal and regulatory requirements, as well as ethical business practices;

    - establishing and implementing the Company's internal reporting system regarding compliance by the Company with federal, state and local laws, and with regulatory matters associated with its remaining gaming operations;

    - supervising the activities of the Company's Compliance Officer; and

    - reviewing information and reports regarding the suitability of potential key employees of the Company, as well as persons and entities proposed to be involved in material transactions or relationships with the Company.

    DIVERSITY COMMITTEE

    The members of the Diversity Committee are Stephen F. Bollenbach, Robert L. Johnson (Chair), Donna F. Tuttle, James M. Anderson, Senior Vice
President--Labor Relations and Personnel Administration, and Thomas E. Gallagher. The functions of the Diversity Committee include the following:

    - developing and implementing policies and programs oriented specifically toward assuring equality of opportunity in all facets of the Company's business;

    - encouraging opportunities to increase the diversity of the Company's workforce, including the number of persons in management level positions with the Company who are qualified females and/or ethnic minorities; and

    - supervising the Company's efforts to increase its business ties to female and minority-owned suppliers and service providers.

    1998 MEETINGS

    The Company's Board of Directors and Committees thereof had the following number of meetings during 1998:

    - Board of Directors (8);

    - Audit Committee (3);

    - Personnel and Compensation Committee (6);

    - Nominating Committee (1);

    - Compliance Committee (6); and

    - Diversity Committee (2).

Each director attended more than 75% of the aggregate number of meetings of the Board and the Committees on which he or she served.

    BOARD FEES

    Each director who is not also an officer of the Company is paid an annual fee of $30,000. In addition, each director receives $1,000 for each meeting of the Board of Directors attended and $750 (except the Chair of a Committee receives $1,000) for each meeting of a Committee attended. The Company's directors also receive, with certain exceptions, complimentary rooms and a 25% discount on food and beverage when traveling to Company owned or managed properties for non-Company related business.

    INDEPENDENT DIRECTOR STOCK OPTION PLAN

    On May 7, 1998, the Company's stockholders approved the 1997 Independent Director Stock Option Plan (the "1997 Plan"). The 1997 Plan provides that each independent (non-employee) director of the Company receives an annual grant of 2,000 stock options, which commenced on July 16, 1997. Each option is exercisable immediately upon grant. The 1997 Plan is administered by the full Board of Directors, acting by a majority of its members, and expires on July 31, 2007. See "Security Ownership of Certain Beneficial Owners and Executive Officers."

    DIRECTORS' RETIREMENT BENEFIT PLAN

    Certain of the Company's directors have accrued benefits under the Directors' Retirement Benefit Plan. In 1997, the Company amended this Plan to cease the accrual of benefits thereunder and to convert each director's vested interest in the Plan into phantom stock units.

          CERTAIN RELATIONSHIPS AND INTERESTS IN CERTAIN TRANSACTIONS

    On September 11, 1998, the Company loaned Dieter H. Huckestein, an executive officer and director of the Company, $300,000, which was used to fund the exercise of stock options set to expire. The interest rate on this loan was 5.35% per annum. The entire amount of indebtedness was repaid by Mr. Huckestein on December 8, 1998.

    The Company and its subsidiaries and affiliates have, from time to time, entered into agreements with Eastdil Realty Company, L.L.C. pursuant to which Eastdil has, among other things, assisted in negotiations for the acquisition, disposition, financing and refinancing of hotel properties. Benjamin V. Lambert, a director of the Company, is the Chairman and Chief Executive Officer of Eastdil.

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by the Company's Named Officers for services rendered to the Company for the three years ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   -------------
                                                  ANNUAL COMPENSATION               SECURITIES
                                       ------------------------------------------   UNDERLYING
NAME AND PRINCIPAL                                                 OTHER ANNUAL    OPTIONS/SARS        ALL OTHER
POSITION                      YEAR      SALARY($)   BONUS($)(5)  COMPENSATION($)      (#)(6)      COMPENSATION($)(7)
--------------------------  ---------  -----------  -----------  ----------------  -------------  -------------------
Stephen F. Bollenbach(1)..       1998      560,167     437,800               --       6,000,000           53,326
President and Chief              1997      540,000     406,350               --              --           52,980
  Executive Officer              1996      490,846     509,154        58,085(8)       6,000,000               --
Arthur M. Goldberg(2).....       1998    1,000,000          --               --         600,000           55,000
Executive Vice President         1997    1,000,000          --               --         600,000           53,131
  and President--Gaming          1996       57,692          --               --         600,000               --
  Operations
Thomas E. Gallagher(3)....       1998      466,500     443,350               --          62,600           36,340
Executive Vice President,        1997      225,000     115,300               --         250,000           11,163
  General Counsel and            1996           --          --               --              --               --
  Secretary
Matthew J. Hart(4)........       1998      493,333     415,563               --          66,100           46,839
Executive Vice President,        1997      472,917     243,440               --          50,000           39,886
  Chief Financial Officer        1996      303,462     292,500               --         200,000               --
  and Treasurer
Dieter H. Huckestein......       1998      414,667     260,464               --          55,600           38,498
Executive Vice President         1997      396,000     205,000               --          37,000           39,675
  and President--Hotel           1996      350,833     250,000               --          60,000            3,000
  Operations

--------------------------
(1) Mr. Bollenbach was elected President and Chief Executive Officer effective February 2, 1996.

(2) In December 1996, upon consummation of the Company's acquisition of Bally Entertainment Corporation, Mr. Goldberg was elected Executive Vice President and President--Gaming Operations. Effective December 31, 1998, upon consummation of the Company's spin-off of Park Place, Mr. Goldberg resigned his executive officer positions with the Company and assumed the positions of President and Chief Executive Officer of Park Place. All options held by Mr. Goldberg on December 31, 1998 were converted into options to acquire shares of Park Place. See "Personnel and Compensation Committee Report on Executive Compensation-- Arthur M. Goldberg Compensation."

(3) Mr. Gallagher was elected Executive Vice President and General Counsel effective July 1, 1997, and elected Secretary effective May 7, 1998.

(4) Mr. Hart was elected Executive Vice President and Chief Financial Officer effective April 29, 1996, and elected Treasurer effective January 1, 1999.

(5) Awards of bonuses pursuant to the Company's Annual Bonus Plan are made by the Personnel and Compensation Committee. All bonuses awarded pursuant to such Plan or otherwise, whether paid prior or subsequent to any fiscal year-end, are attributed in this table to the year in which they were earned.

(6) Although the Company's Stock Option Plans permit grants of stock appreciation rights, no such grants have been made.

(7) Represents matching contributions made by the Company for the Named Officers under the Company's Investment Plan and Executive Deferred Compensation Plan, which provide benefits to eligible employees, including the Named Officers. See "Retirement Plans--Other Benefit Plans."

(8) As part of Mr. Bollenbach's compensation arrangement, the Company paid this amount to be applied to the purchase of a Company vehicle.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding option grants in 1998 to the Named Officers.

                                   NUMBER OF       % OF TOTAL
                                   SECURITIES       OPTIONS
                                   UNDERLYING      GRANTED TO    EXERCISE OR BASE                   GRANT DATE
                                    OPTIONS       EMPLOYEES IN        PRICE         EXPIRATION   PRESENT VALUE(2)
NAME                               GRANTED(1)     FISCAL YEAR       ($/SHARE)          DATE            ($)
--------------------------------  ------------    ------------   ----------------   ----------   ----------------
Stephen F. Bollenbach...........     4,000,000        44.8%         $13.62500        12/31/08      $21,418,500
                                     2,000,000(3)     22.4           27.52676        12/31/08        4,877,750
Arthur M. Goldberg..............       600,000(4)      6.7           12.17046        12/18/08         NA
Thomas E. Gallagher.............        62,600         0.7           19.64774         1/21/08          483,370
Matthew J. Hart.................        66,100         0.7           19.64774         1/21/08          510,395
Dieter H. Huckestein............        55,600         0.6           19.64774         1/21/08          429,319

------------------------

(1) The options listed were granted pursuant to the Stock Option Plans. Except as provided in the footnotes below, option exercise prices are at fair market value when granted and options generally have a ten year term and vest over four years.

(2) The Black-Scholes option pricing model was used to estimate the present value of the options at date of grant. The following assumptions were used in this table: a risk-free interest rate of 5.51%, a six year option term, a 1% dividend yield and a 34% expected volatility rate. There is no assurance that the actual values realized, if any, by the Named Officers will approximate the values estimated by the Black-Scholes model.

(3) On December 31, 1998, pursuant to his employment agreement with the Company, Mr. Bollenbach received a grant of 2,000,000 options with an exercise price of $27.52676. This exercise price is equal to 150% of the closing price of the Company's common stock on July 9, 1998, ratably reduced to reflect the Company's spin-off of Park Place. These options vest and become fully exercisable on September 30, 2008, except as provided in the following sentence. If the closing price of the common stock equals or exceeds $36.70234 on each of any seven consecutive trading days prior to December 31, 2003, these options become immediately vested and exercisable.

(4) On December 31, 1998, all options held by Mr. Goldberg were converted into options to purchase Park Place common stock. See "Summary Compensation Table" (note 2), and "Personnel and Compensation Committee Report on Executive Compensation--Arthur M. Goldberg Compensation."

OPTION EXERCISES AND VALUES FOR 1998

    The following table sets forth information with respect to the exercised and unexercised options to purchase common stock granted under the Company's Stock Option Plans to the Named Officers, and held by them at December 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                         NUMBER                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                           OF                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                         SHARES                           OPTIONS                 OPTIONS AT FISCAL
                                        ACQUIRED                    AT FISCAL YEAR-END               YEAR-END(1)
                                           ON         VALUE     ---------------------------  ----------------------------
NAME                                    EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------  ---------  -----------  ------------  -------------  -------------  -------------
Stephen F. Bollenbach.................     --          --          3,000,000     9,000,000   $   5,041,070  $   5,041,070
Arthur M. Goldberg....................     --          --            --            --             --             --
Thomas E. Gallagher...................     --          --             62,500       250,100        --             --
Matthew J. Hart.......................     --          --            112,500       203,600        --             --
Dieter H. Huckestein..................     20,000  $   153,438       174,250       113,350   $     650,363       --

------------------------

(1) Based on the fair market value of $13.5625, which represents the mean between the highest and lowest prices at which the Company's common stock was traded on December 31, 1998 on the NYSE. The Park Place spin-off was effective on December 31, 1998. The fair market value of the common stock on December 31, 1998 reflects the trading prices of the common stock on a stand alone basis, excluding the trading prices of Park Place common stock which was traded on a "when issued" basis on such date.

    THE FOLLOWING PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND STOCKHOLDER RETURN PERFORMANCE GRAPH DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES SUCH REPORT AND GRAPH BY REFERENCE THEREIN.

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Company's Personnel and Compensation Committee (the "Committee") and the Stock Option Committees establish and monitor policies and procedures regarding compensation and stock option programs. The committees also approve actions associated with these programs affecting the Named Officers and other senior officers of the Company (the "Executive Group").

    The Company's executive compensation program is designed to closely link executive compensation to:

    - specific earnings goal achievement for the Company and its business units,

    - common stock price appreciation, and

    - individual goal achievement.

This direct link between pay and performance focuses executives on factors that drive the Company's financial success and create incremental stockholder value.

    Key components of the Company's executive compensation program include:

    - base salary,

    - annual performance bonus, and

    - long term incentive compensation (consisting solely of stock options).

The Committee targets total compensation (i.e., the sum of base salary, annual performance bonus, stock option grants and other benefits) approximately at the median (50th percentile) of a "competitive market." During 1998, large publicly-traded hotel/gaming companies and selected Fortune 500 service firms comparable in size to the Company comprised this market. The same hotel/gaming companies are used to compare the Company's stock performance in the Stockholder Return Performance Graph when possible. For 1999, the Committee will likely review the companies used for comparison purposes due to the spin-off of the Company's gaming operations through the distribution of Park Place common stock to the Company's stockholders.

    The Committee attracts, retains and motivates employees by providing target compensation at the median level of the "competitive market." Actual total compensation paid to the Executive Group may exceed or fall below median competitive levels, both annually and over time, based on various factors including:

    - the Company's financial performance;

    - the Company's common stock performance;

    - performance of the executive's area of responsibility;

    - individual executive performance;

    - the executive's experience in his or her role; and

    - the executive's length of service with the Company.

    The Committee does not determine executive compensation based on competitive financial and stockholder performance comparisons. There are not enough comparable publicly-traded firms similar to the Company to use for this comparison. Additionally, external factors including gaming regulations and global economic conditions that affect travel trends influence financial performance. Therefore, comparing the Company's financial or stock price performance across different industries can be misleading.

    The Company establishes target total compensation levels by periodically reviewing market compensation data prepared by outside, independent compensation consultants. The Committee believes 1998 total compensation provided to the Executive Group is consistent with target total pay at median market levels.

BASE SALARY

    The Named Officers (excluding Mr. Goldberg) received salary increases averaging 4% of base salary in 1998. The increase was based on the amount required to maintain salary levels consistent with reasonable market practices.

ANNUAL BONUS PLAN

    Bonus plan participants are assigned maximum formula-based award opportunities expressed as a percentage of base salary. The maximum formula-based award opportunity ranges up to 36% of base salary, depending on the executive's role.

    The earned award amount depends upon the Company's achievement relative to an objective established by the Committee for the Company's earnings per share ("EPS"). The Company may pay discretionary awards in addition to formula-based awards based upon other performance indicators, including:

    - EPS performance compared to the maximum objective;

    - Company and business unit earnings before interest, taxes, depreciation, amortization and non-cash items ("EBITDA");

    - market share growth;

    - cost control;

    - Company stock price performance; and

    - individual performance.

    During 1998, the Company did not achieve the target EPS objective established by the Committee. The Company did achieve a performance level sufficient to fund formula-based bonuses at the 5% level for senior officers and the 6.25% level for executive officers, after adjusting for nonrecurring items. The Committee also paid individual awards to certain employees recognizing superior contributions during the year.

LONG TERM INCENTIVE PROGRAM

    The Company's long term incentive program consists of stock options granted at the discretion of the Stock Option Committee. Exercise prices are generally equal to the fair market value of the Company's common stock on the grant date. The ability to exercise options is subject to vesting restrictions determined by the Committee in order to encourage retention. Option grant timing and size decisions are based upon:

    - Company performance;

    - individual performance;

    - "competitive market" practices; and

    - option grant size in prior years.

The weighting of these factors varies and is subjective. The Committee does not consider current option holdings when granting options.

    During 1998, stock options totaling 184,300 shares (excluding the grants to Messrs. Bollenbach and Goldberg) were awarded to the Named Officers. See "Executive Compensation--Option Grants in Last Fiscal Year."

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Company hired Mr. Bollenbach as President and Chief Executive Officer in February 1996 and entered into an employment agreement with him at that time. As a result of the Park Place spin-off, the Company renegotiated Mr. Bollenbach's employment agreement effective December 31, 1998 (the "Agreement"). Mr. Bollenbach's Agreement ends on July 1, 2005. The Agreement establishes a minimum annual base salary of $620,000 and targets an annual bonus opportunity which, when added to the base salary, equals $1,000,000.

    For 1998, the Company did not achieve target EPS. Therefore, the formula-based portion of Mr. Bollenbach's bonus amounted to 8.25%. Additionally, the Committee awarded an individual amount equal to 70% to recognize his superior individual contribution. Mr. Bollenbach's 1998 bonus was $437,800 which, when added to his 1998 salary of $560,167, totals $997,967.

    In connection with the renegotiation of Mr. Bollenbach's Agreement, on December 31, 1998, Mr. Bollenbach was granted 4,000,000 stock options under the Company's 1996 Stock Incentive Plan. The options carry a ten year term, have an exercise price equal to the fair market value of the Company's common stock on the grant date and vest in four equal annual installments that begin on December 31, 1999. Also on December 31, 1998, Mr. Bollenbach was granted 2,000,000 stock options under the 1996 Stock Incentive Plan that have an exercise price equal to 150% of the Company's common stock closing price on July 9, 1998. For a description of this option grant, see "Executive Compensation--Option Grants in Last Fiscal Year" (note 3).

    Pursuant to the 1996 employment agreement, the Company granted Mr. Bollenbach 1,500,000 stock options (now 6,000,000 options after adjusting for the Company's 4 for 1 stock split) under the 1996 Chief Executive Stock Incentive Plan. The options carry a five year maximum term, have an exercise price equal to the fair market value of the Company's common stock on the date of grant, and vest in four equal annual installments which began January 1, 1997, subject to acceleration for a change of control or qualified transaction (as each are defined in the employment agreement).

    In the event that Mr. Bollenbach's employment with the Company is terminated by the Company at any time without cause or Mr. Bollenbach voluntarily terminates employment with the Company three or more years after his initial employment, he shall be entitled to a minimum payment (the "Substitute Payment") of $20,000,000 (or, if his employment terminates due to death or disability, $10,000,000), less the amount of any gain received or receivable from the options granted in 1996, including any appreciation in the price of shares acquired by Mr. Bollenbach by the exercise of these options. If Mr. Bollenbach receives the Substitute Payment, these options will cease to be exercisable five trading days thereafter.

    The 1996 employment agreement also provided that the Company would lend, and the Company has lent, Mr. Bollenbach $5,000,000. The loan bears interest, compounded semi-annually, at 100% of the applicable Federal rate provided under
Section 7872 of the Internal Revenue Code and must be repaid in full at the earlier of January 1, 2000 or upon Mr. Bollenbach's termination of employment from the Company. The loan is on a full recourse basis and also will be secured by any net shares of the Company acquired by Mr. Bollenbach through the exercise of his stock options granted in 1996 and, if applicable, his Substitute Payment.

    Mr. Bollenbach's 1996 employment agreement and his new Agreement resulted from arms length negotiations between the Company and Mr. Bollenbach. The Committee believes that the compensation provisions contained in these agreements were necessary to secure Mr. Bollenbach's employment and are in the best interests of the Company and its stockholders.

ARTHUR M. GOLDBERG COMPENSATION

    The Company entered into a consulting agreement (as amended, the "Goldberg Agreement") with Mr. Goldberg (the former Chairman and Chief Executive Officer of Bally Entertainment Corporation) in June 1996. The Goldberg Agreement was amended in November and December 1996, and Mr. Goldberg agreed to serve as Executive Vice President of the Company and President--Gaming Operations for three years. Effective December 31, 1998, upon consummation of the Park Place spin-off, Mr. Goldberg resigned his executive officer positions with the Company and assumed the positions of President and Chief Executive Officer of Park Place. On that date, the Goldberg Agreement was terminated and Mr. Goldberg converted all of his options to acquire the Company's common stock into options to acquire Park Place common stock.

    The Goldberg Agreement provided for an annual base salary of $2,000,000. An initial grant of 600,000 stock options was made on the effective date of the Goldberg Agreement, and additional grants of 600,000 options were made on the first and second anniversaries of the effective date. The option exercise price was equal to the average of the high and low prices of the Company's common stock on the grant date. The options had a maximum term of five years and were fully exercisable at grant.

    The Goldberg Agreement provided that a substantial portion of Mr. Goldberg's base salary during any taxable year would be deferred and payable to him once he is no longer one of the Company's Named Officers. In 1998, Mr. Goldberg's base salary in excess of $1,000,000 was deferred pursuant to the Goldberg Agreement. In connection with the Park Place spin-off, Park Place has agreed to assume the Company's obligation to pay deferred amounts owed to Mr. Goldberg under the Goldberg Agreement.

COMMITTEE POLICY REGARDING COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL
  REVENUE CODE

    Federal income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any year. Under Section 162(m) of the Internal Revenue Code, the deduction limit does not apply to "performance based" payments. "Performance based" compensation payments must be made from a plan administered by a committee of outside directors and be based upon achieving objective performance goals. Additionally, the material plan terms must be approved by stockholders and the committee must certify that the performance goals were achieved before payments are awarded.

    The Committee has designed the Company's compensation programs to conform with Section 162(m) so that the total compensation paid to any employee will not exceed $1,000,000 in any one year, unless payments in excess of $1,000,000 qualify as "performance based" or are exempt for other reasons. The Company may pay compensation that is not deductible if required for sound management and approved by the Committee.

    All Committee members have approved this report.

    Robert L. Johnson, Chair
    A. Steven Crown
    Peter M. George
    Donald R. Knab
    Donna F. Tuttle
    Sam D. Young, Jr.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

    The graph below shows the cumulative total stockholder return for the five years ended December 31, 1998, assuming the investment of $100 on December 31, 1993 (and the reinvestment of dividends and common stock equivalents) in each of the Company's common stock, the S&P 500 Stock Index and a hotel/gaming peer group.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                   THE COMPANY, S&P 500 INDEX AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           HILTON HOTELS CORPORATION   S&P 500 INDEX   PEER GROUP (WEIGHTED AVERAGE)
12/93                           $100             $100                           $100
12/94                           $114             $101                            $80
12/95                           $105             $139                           $112
12/96                           $181             $171                           $152
12/97                           $208             $228                           $182
12/98                           $149             $294                           $174

                                                                   12/93      12/94      12/95      12/96      12/97      12/98
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Hilton Hotels Corporation(1)...................................  $     100  $     114  $     105  $     181  $     208  $     149
S&P 500 Index..................................................  $     100  $     101  $     139  $     171  $     228  $     294
Peer Group (Weighted Average)(2)...............................  $     100  $      80  $     112  $     152  $     182  $     174

------------------------

(1) For 1998, the market capitalization of Hilton reflects the Company on a combined basis at December 31, 1998, including the value of Park Place common stock.

(2) The Company constructed hotel/gaming peer group is weighted annually by market capitalization and consists of major publicly-traded companies, three in the gaming industry and two in the hotel industry. The composition of the blended, Company constructed hotel/gaming peer group produces a composite representative of the major publicly-traded competitors of the Company. However, it must be recognized that the number of publicly-traded companies with significant hotel operations is limited. Hence, the performance of the hotel/gaming peer group is driven to a greater degree by gaming companies. The hotel/gaming peer group includes Circus Circus Enterprises, Inc., Harrah's Entertainment, Inc., Host Marriott Corporation, Marriott International, Inc. and Mirage Resorts, Inc.

                                RETIREMENT PLANS

BENEFITS UNDER RETIREMENT PLANS

    Effective December 31, 1996, the Company amended its Retirement Plan, Retirement Benefit Replacement Plan and Supplemental Executive Retirement Plan (collectively, the "Retirement Plans") to provide that employees earn no further benefits under the Retirement Plans. Accordingly, the benefits under the Retirement Plans were based upon compensation and years of service through December 31, 1996. The compensation covered by the Retirement Plans included a participant's salary, bonus and live-in allowance (if any). Benefits under the Retirement Plan and the Retirement Benefit Replacement Plan were determined according to the highest five consecutive years of compensation through December 31, 1996. Benefits under the Supplemental Executive Retirement Plan were based upon the highest three years of compensation. Compensation above $800,000 paid in any year after 1993 was not included in calculating benefits under the Retirement Plans.

    Until April 1, 1994, the Supplemental Executive Retirement Plan and the Retirement Benefit Replacement Plan provided that the present value of a participant's benefit would be transferred from time to time to a grantor trust established by such officer, along with additional amounts needed to equalize the trust account to the after-tax benefits which would have been provided in the absence of the trust. Such transfers will resume if a change of control occurs.

    Mr. Huckestein is the only Named Officer with any years of service or benefits under the Retirement Plans on December 31, 1996, which is the date that benefits ceased to accrue thereunder. Mr. Huckestein had 11 years of service under the Retirement Plans on such date. His estimated annual benefits under the Retirement Plans at normal retirement age are approximately $235,000, a portion of which has previously been paid to Mr. Huckestein under the grantor trust arrangement described in the prior paragraph.

OTHER BENEFIT PLANS

    Effective January 1, 1997, the Company adopted the Executive Deferred Compensation Plan ("Deferred Compensation Plan") and amended its Investment Plan to provide for the matching contributions described below. Under the Deferred Compensation Plan and the Investment Plan, employees may elect to defer compensation which otherwise would have been paid to them. The Named Officers and other officers of the Company eligible to participate in the Deferred Compensation Plan may, based on their age, defer up to 25% to 100% of their compensation. Deferred Compensation Plan participants are eligible to receive from the Company a matching contribution of 50% of the first 10% of their deferred compensation. Employees of the Company who participate in the Investment Plan and who have five or fewer years of service receive a matching contribution of 50% of the first 6% of their contributions. Investment Plan participants with more than five years of service with the Company receive a matching contribution of 75% of the first 6% of their contributions.

    Effective January 1, 1997, the Company adopted the Employee Stock Purchase Plan, under which employees may purchase shares of the Company's common stock at a 5% discount. The maximum investment which may be made by an employee under the Employee Stock Purchase Plan in any year is $25,000.

                          CHANGE OF CONTROL AGREEMENTS

GENERAL

    The Company's Board of Directors has adopted a Change of Control Agreement ("Control Agreement") which has been entered into with the Executive Group, including Messrs. Gallagher, Hart and Huckestein (collectively, the "Control Participants").

    Effective December 31, 1998, the Company terminated Mr. Bollenbach's Control Agreement and incorporated similar provisions in his employment agreement with the Company dated the same date. See "Personnel and Compensation Committee Report on Executive Compensation--Chief Executive Officer Compensation." Also effective December 31, 1998, the Company terminated Mr. Goldberg's Control Agreement upon his resignation from his executive officer positions with the Company as a result of the Park Place spin-off. See "Personnel and Compensation Committee Report on Executive Compensation--Arthur M. Goldberg Compensation."

SUMMARY OF PROVISIONS

    Under the terms of the Control Agreement, upon the occurrence of a Change of Control (as defined below), the Company agrees to continue the employment of each Control Participant for a three year period, or until the Control Participant's retirement if earlier (the "Employment Period"), in a position which is at least commensurate with the Control Participant's position prior to the Change of Control. The Company also agrees to provide the Control Participant with base salary, annual bonuses, incentive plan, retirement plan, welfare benefit plan, fringe benefits and other employment policy coverage which is at least equal to the coverage in effect prior to the Change of Control. Under the Control Agreement, each Control Participant will receive an amount equal to up to three times annual salary and bonus if, following a Change of Control, he or she is terminated without cause or terminates for good reason (including, but not limited to, the assignment to such Control Participant of duties inconsistent with his or her position at the time of the Change of Control).

    In addition, upon such a termination of employment, each Control Participant is entitled to receive a lump sum payment equal to the value of his or her benefits under the Company's Retirement Plans. The Control Participant is also entitled to receive benefits under the Company's welfare benefit and fringe benefit plans and policies during the remainder of the Employment Period.

    The Control Agreement continues for renewable three year terms or until the Control Participant's normal retirement date, if earlier.

DEFINITION OF CHANGE OF CONTROL

    Under the Control Agreement, a Change of Control with respect to the Company means:

    - (i) the acquisition (other than from the Company) by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton or the Conrad N. Hilton
      Fund), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

    - (ii) a majority of the membership of the incumbent Board of Directors changes other than in the ordinary course; or

    - (iii) there is a dissolution or liquidation of the Company, a sale of substantially all of its assets, or a merger that forces out a majority of the pre-merger stockholders.

TAX PAYMENTS

    If any payment, whether pursuant to the Control Agreement or otherwise (i.e., under Retirement or Stock Option Plans), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Control Participant shall be entitled to receive an additional payment in an amount such that after payment by the Control Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, he or she receives the same amount of compensation pursuant to the Control Agreement which he or she would have received in the absence of any such taxes.

CONFIDENTIALITY

    Under the Control Agreement, each Control Participant agrees to maintain the confidentiality of all secret or confidential information relating to the Company which the Control Participant obtained during his or her employment by the Company.

                               LEGAL PROCEEDINGS

    A purported class action against Bally Entertainment Corporation ("Bally"), its directors and the Company was commenced in August 1996 under the caption PARNES V. BALLY ENTERTAINMENT CORPORATION, ET AL. in the Court of Chancery of the State of Delaware, New Castle County. The Plaintiff alleges breaches of fiduciary duty in connection with the merger of Bally with and into the Company in December 1996 (the "Bally Merger"), including allegedly illegal payments to Arthur M. Goldberg that purportedly denied Bally shareholders other than Mr. Goldberg an opportunity to sell their shares to the Company or any other bidder at the best possible price. In the complaint, the plaintiff seeks, among other things:

        (i) an order enjoining the Bally Merger;

        (ii) an award of damages in an unspecified amount;

        (iii) an order requiring Mr. Goldberg to disgorge his profits; and

        (iv) an award of attorneys' fees and expenses.

    In orders dated May 13, 1997 and February 3, 1998, the Court dismissed this litigation. Plaintiff appealed this dismissal and, on January 25, 1999, the Delaware Supreme Court reversed the dismissal order and remanded the case to the Court of Chancery.

    In management's opinion, disposition of pending litigation against the Company, including the litigation described above, is not expected to have a material adverse effect on the Company's financial position or results of operations.

                                   PROPOSAL 2
                     RATIFICATION OF SELECTION OF AUDITORS

    Arthur Andersen LLP was the Company's auditor for the year ended December 31, 1998. A representative of Andersen is expected to attend the annual meeting where the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Although the Company's Board of Directors is not required to submit its selection of auditors for stockholder approval, the Board has elected to seek ratification by stockholders at the annual meeting of its appointment of Andersen to serve as the Company's auditor for 1999.

    VOTE REQUIRED AND BOARD RECOMMENDATION. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal will be necessary for the adoption of Proposal 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

    The 2000 Annual Meeting of Stockholders is presently scheduled to be held on May 11, 2000. Any proposals of stockholders intended to be presented at such meeting must be received by the Secretary of the Company no later than December 2, 1999, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the meeting. Stockholder nominations or proposals must be duly submitted to the Secretary of the Company by March 13, 2000 in order to be eligible to be considered at the 2000 Annual Meeting of Stockholders.

                               PROXY SOLICITATION

    The Company will pay the cost of preparing and mailing this proxy statement and form of proxy to its stockholders. The Company has retained D.F. King & Co., Inc. to request banks and brokers to forward copies of these materials to persons for whom they hold common stock and to request authority for execution of the proxies. The Company has agreed to pay D.F. King & Co., Inc. a fee of $6,000 for these services, plus out-of-pocket expenses and disbursements.

                            HILTON HOTELS CORPORATION

           This Proxy is Solicited on Behalf of the Board of Directors

       Stephen F. Bollenbach and Thomas E. Gallagher, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of Common Stock of Hilton Hotels Corporation the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., on May 12, 1999, at the Hilton Beverly Hills, 9876 Wilshire Boulevard, Beverly Hills, California 90210, or any adjournment thereof, as indicated upon the matters referred to on the reverse side and in their discretion upon any other matters which may properly come before the meeting.

      THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED UNDER ITEM 1 AND "FOR" THE PROPOSAL DESCRIBED IN ITEM 2. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

                   (Continued and to be signed on other side)
       --------------------------------------------------------------------
       COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS ON REVERSE SIDE


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                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

         1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR

         2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

This Proxy when properly executed will be voted in the manner  Please mark  /x/
directed herein. If no direction is made, this Proxy will be   your votes as
voted FOR Items 1 and 2.                                       indicated in
                                                               this example

 1. Election of the following nominees as Directors: (01) Stephen F. Bollenbach, (02) Dieter H. Huckestein, (03) Benjamin V. Lambert
    and (04) John L. Notter.
        For all        Withhold
          / /        / / for all
    Withhold for the following only: (Write the name of nominee(s) in the space below)

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 2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as auditors for the Company for 1999.
                      / / For      / / Against      / / Abstain

    In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

 I plan to attend meeting  / /

 COMMENTS/ADDRESS CHANGE
 Please mark this box if you have written comments/address change on the reverse side. / /

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  ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***
------------------------------------------------------------------------------

Signature(s)                                        Dated               , 1999
          -----------------------------------------       -------------

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                             FOLD AND DETACH HERE

                               VOTE BY TELEPHONE

                         QUICK *** EASY *** IMMEDIATE

  Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  - You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

  OPTION #1 TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS, PRESS 1.

                WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

  OPTION #2 IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY, PRESS 0. YOU WILL HEAR THESE INSTRUCTIONS:

  Proposal 1: To vote FOR ALL nominees press 1; to WITHHOLD FOR ALL nominees, press 9.
             To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

           WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

           PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE.

  CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
          1-800-840-1208 -- ANYTIME

          There is NO CHARGE to you for this call.